Exhibit 99.1

MedMen Exits Arizona Market, Completing Sale of Local Operations to MINT Cannabis

January 5, 2024

BOCA RATON, Fla.—(BUSINESS WIRE)— MedMen Enterprises Inc. (“MedMen” or the “Company”) (CSE: MMEN) (OTCQX: MMNFF), a premier cannabis company with operations across the United States, today announced that the Company has completed the previously announced sale of its non-core business operations in Arizona to an affiliate of Mint Cannabis (“MINT Cannabis”). The pending sale of the Company’s assets in Nevada to MINT Cannabis awaits regulatory approval for completion.

“We are pleased to announce the closing of the sale of our business operations in Arizona. As previously stated, the divestiture of non-core operations enables the Company to optimize our go-forward operational footprint,” said Ellen Deutsch Harrison, MedMen’s CEO.

ATB Capital Markets acted as financial advisor and Raines Feldman Littrell LLP acted as legal advisor to MedMen. CLD Advisory acted as financial advisor to MINT Cannabis.

For more information about MedMen, visit www.medmen.com.

About MedMen:

MedMen is a premier American cannabis company with an operational footprint in California, Nevada, Illinois, Massachusetts, and New York. MedMen offers a robust selection of high-quality products, including MedMen-owned brands MedMen Red, Moss and LuxLyte, through its premium retail stores, proprietary delivery service, as well as curbside and in-store pickup. MedMen Buds, an industry-first loyalty program, provides exclusive access to promotions, product drops and content. MedMen believes that a world where cannabis is legal and regulated is safer, healthier, and happier.

Forward Looking Statements:

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of federal securities laws, including the Private Securities Litigation Reform Act of 1995 and forward-looking information within the meaning of Canadian securities laws (each referred to as “forward-looking statements”). Forward-looking statements include statements regarding intentions, beliefs, projections, outlook, analyses, or current expectations. Many factors could cause actual results, performance or achievement to be materially different from any forward-looking statements, and other risks and uncertainties not presently known to MedMen, as applicable, or that MedMen, deems immaterial, could also cause actual results or events to differ materially from those expressed in the forward-looking statements contained herein. Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results to be materially different from any future results expressed or implied by such forward-looking statements, and you should not rely on them as predictions of future events. The forward-looking statements included in this communication are made as of the date of this communication and MedMen does not undertake any obligation to publicly update such forward-looking statements to reflect new information, subsequent events or otherwise unless required by applicable securities laws.

MedMen Investor Relations Contact:

Investors@MedMen.com